Exhibit 11 under N-1A
                                    Exhibit 23 under Item 601/Reg. S-K



                               ARTHUR ANDERSEN LLP








                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


    As independent public accountants, we hereby consent to the use in Post-Effective Amendment No. 43 to Form N-1A Registration Statement of Federated High Income Bond Fund, Inc. of our report dated May 15, 1998, on the financial statements as of March 31, 1998, of Federated High Income Bond Fund, Inc. included in or made part of this registration statement.



By: ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP


Pittsburgh, Pennsylvania,
May 22, 1998